UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 16, 2009

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Andrew A. Farina’s service as an employee and officer of Qualstar Corporation terminated effective as of January 16, 2009.  Mr. Farina had served as Vice President and Chief Financial Officer of Qualstar since December 14, 2006.

Ms. Nidhi H. Andalon, age 45, was appointed Chief Financial Officer of Qualstar by our Board of Directors on January 19, 2009, effective immediately.  Ms. Andalon joined Qualstar’s finance department in January 2003 as a senior accountant, and was promoted to Assistant Controller in June 2004 and to Controller in October 2005.  From 1996 to 1999, Ms. Andalon held the position of Assistant Treasurer for Underwriters Reinsurance Company.  From 1993 to 1996, Ms. Andalon was employed by Ernst & Young, LLP, where she worked as a senior auditor and senior tax consultant.  Ms. Andalon graduated with a B.B.A degree from the University of Michigan in 1984 and has been a Certified Public Accountant in the State of California since 1996.

Ms. Andalon’s employment at Qualstar is at-will.  Effective upon her appointment as Chief Financial Officer, her base salary was increased to an annual rate of $140,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

January 20, 2009	By:	/s/ William J. Gervais
William J. Gervais
Chief Executive Officer and President